UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2003

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	0-21912	54-1624428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 YAMATO ROAD, SUITE 100

BOCA RATON, FLORIDA 33431

(Address of principal executive offices)

(561) 981-1850

(Registrant’s telephone number including area code)

ITEM 6. Resignation of Directors

First Chesapeake Financial Corporation (OTC BB: FCFK) on January 6, 2004, announced the resignation of Donald Vinik as a Director of First Chesapeake. Mr. Vinik cited his health as the reason for his resignation. Mr. Vinik cited no disagreement with First Chesapeake over its operations, policies or practices in his letter of resignation. First Chesapeake’s Board of Directors will consider a replacement for Mr. Vinik at its next meeting.

This report contains forward-looking information including statements regarding the Company’s business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company’s products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2004	First Chesapeake Financial Corporation

/s/ Kautilya Sharma
Kautilya Sharma a/k/a Tony Sharma
Chairman and Chief Executive Officer

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